Exhibit 99.1

Ameri100 completes acquisition of SAP consulting firm Virtuoso

Acquisition reinforces Ameri100’s leadership in SAP S/4 HANA Finance

Princeton, NJ, July 25, 2016/ PR Newswire– AMERI Holdings, Inc. (“Ameri100” or the “Company”)(OTCQB: AMRH), today announced the acquisition of Virtuoso, L.L.C. (“Virtuoso”), a Kansas based SAP consulting firm specialized in providing services on SAP S/4 HANA finance, enterprise mobility and cloud migration. Virtuoso has deep expertise in the SAP finance domain and has been providing advisory services to customers since its inception in 1999.

"We are excited to add to our management team David Nowak and Quentin Hurst who have co-authored an industry leading book on SAP finance. This strategic acquisition will help enhance Ameri100’s consulting service offerings by adding SAP S/4 HANA finance,” said Giri Devanur, President and Chief Executive Officer of Ameri100. Mr. Devanur further commented that, “The acquisition of Virtuoso will bolster Ameri100’s SAP capabilities across North America in the area of SAP finance.”

David Nowak, President of Virtuoso, commented that, “It continues to be a great journey for us. Virtuoso will benefit from Ameri100’s global network and partner ecosystem. We are excited to be part of the amazing growth story of Ameri100 and look forward to delivering superior solutions to all our clients across the United States.”

With this acquisition, Ameri100 continues to demonstrate the Company’s commitment to strengthening its capabilities in SAP services globally.

About AMERI Holdings, Inc.
AMERI Holdings, Inc. (OTCQB: AMRH) is a SAP-based strategy consulting firm that brings synergies of classic consulting and product-based consulting services to its customer base. Headquartered in Princeton, New Jersey with offices in New York, Atlanta, Dallas, and Toronto, as well as offshore centers in Bangalore, Mumbai and Chennai India, the Company is a global leader in consulting and technology solutions. Ameri100 is a Lean Enterprise Architecture Partner (LEAP), enabling clients to outperform the competition and stay ahead of the innovation curve. The Company leverages a global partner ecosystem that has deep knowledge and skills to build and implement great ideas that drive progress for clients and enhance their businesses through innovative solutions. For further information, visit www.ameri100.com.

About Virtuoso
Virtuoso, L.L.C., which will now be known as Ameri100 Virtuoso Inc., provides consulting services focused on SAP S/4 HANA finance, enterprise mobility and coud migration.  Virtuoso’s value is its ability to strategically align with business requirements to uniquely package its consulting services into client-specific and cost-effective business solutions.  Headquartered in Leawood, Kansas, Virtuoso’s efforts are focused on delivering practical solutions to real business problems. Virtuoso prides itself in possessing the business acumen and technical expertise to help its clients maximize return on their SAP investment.  For further information, visit www.virtuosollc.com.

Forward-Looking Statements
This press release includes forward-looking statements that relate to the business and expected future events or future performance of Ameri100 and involve known and unknown risks, uncertainties and other factors that may cause its actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, "believe," "expect," "anticipate," "estimate," "intend," "plan," "targets," "likely," "will," "would," "could," and similar expressions or phrases identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about Ameri100's financial and growth projections as well as statements concerning our plans, predictions, estimates, strategies, intentions, beliefs and other information concerning our business and the markets in which we operate. The future performance of Ameri100 may be adversely affected by the following risks and uncertainties: the level of market demand for our services, the highly-competitive market for the types of services that we offer, market conditions that could cause our customers to reduce their spending for our services, our ability to create, acquire and build new businesses and to grow our existing businesses, our ability to attract and retain qualified personnel, currency fluctuations and market conditions around the world, and other risks not specifically mentioned herein but those that are common to industry. For a more detailed discussion of these factors and risks, investors should review Ameri100's reports on Form 10-K and other reports filed with the Securities and Exchange Commission (the “SEC”), which can be accessed through the SEC's website. Forward-looking statements in this press release are based on management's beliefs and opinions at the time the statements are made. All forward-looking statements are qualified in their entirety by this cautionary statement, and Ameri100 undertakes no duty to update this information to reflect future events, information or circumstances.

Press Contact
Carlos Fernandez
100 Canal Pointe Blvd, Suite 108
Princeton, NJ 08540
Phone: (732) 243-9250
Email: carlos.fernandez@ameri100.com

Investor Relations Contact
Ted O'Donnell
100 Canal Pointe Blvd, Suite 108
Princeton, NJ 08540
Phone: (732) 243-9250
Email: ted@Ameri100.com